UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

Chimera Investment Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No. :

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF CHIMERA STOCKHOLDERS

To be Held May 20, 2008

To the Stockholders of Chimera Investment Corporation:

     We will hold the annual meeting of the stockholders of Chimera on May 20, 2008, at 11:00 a.m., New York time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, to consider and vote on the following proposals:

  election of two directors for a term of three years each;

  ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

  any other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

     We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

     Only our common stockholders of record at the close of business on March 27, 2008, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it. A complete list of our common stockholders of record entitled to vote at the annual meeting will be available for inspection during the 10 business days before the annual meeting at our executive offices by our stockholders during ordinary business hours for proper purposes.

     Your vote is very important. Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the annual meeting. You also may cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

     ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

     Our board of directors recommends that you vote “FOR” the election of each of the nominees as directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

By Order of the Board of Directors,

A. Alexandra Denahan
Secretary

March 28, 2008
New York, New York

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	1
OUR ANNUAL MEETING	4
Date, Time and Place of the Annual Meeting	4
Purpose of the Annual Meeting	4
Stockholder Record Date	4
Voting Rights	4
Quorum; Effect of Abstention and Broker “Non-Votes”	4
Votes Required To Approve the Proposals	5
Voting of Proxies	5
Revocability of Proxies	5
Solicitation of Proxies	6
Postponement or Adjournment of Meeting	6
Annual Meeting Admission Procedures	6
Voting	7
PROPOSAL I ELECTION OF DIRECTORS	7
Directors	8
Class I Directors	8
Class II Directors	8
Class III Directors	9
CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS
AND COMMITTEES	9
Corporate Governance	9
Independence of Our Directors	9
Board Committees and Charters	10
MANAGEMENT	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF CHIMERA	14
EXECUTIVE COMPENSATION	17
COMPENSATION OF DIRECTORS	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	23
EQUITY COMPENSATION PLAN INFORMATION	23
REPORT OF THE AUDIT COMMITTEE	24
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM	25
Relationship with Independent Registered Public Accounting Firm	26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
ACCESS TO FORM 10-K	27
STOCKHOLDER PROPOSALS	27
OTHER MATTERS	27
WHERE YOU CAN FIND MORE INFORMATION	27

i

     CHIMERA INVESTMENT CORPORATION
1211 AVENUE OF THE AMERICAS, SUITE 2902
NEW YORK, NEW YORK 10036
______________________

2008 ANNUAL MEETING OF STOCKHOLDERS
______________________

PROXY STATEMENT

     Chimera Investment Corporation (“we”, “our” or “us”) is furnishing this proxy statement in connection with our solicitation of proxies to be voted at our 2008 annual meeting of stockholders. We will hold the annual meeting at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, on Tuesday, May 20, 2008 at 11:00 a.m. New York time, and any postponements or adjournments thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 3, 2008. Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I voting on?

A:	(1)	Election of two directors, Mark Abrams and Paul Donlin, for terms of three years;
		and

	(2)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

Q:	How does the board of directors recommend that I vote on these proposals?

A:	Our board of directors recommends you vote “FOR” the election of each of the nominees as directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

Q:	Who is entitled to vote at the meeting?

A:	Only common stockholders of record as of the close of business on March 27, 2008, the record date, are entitled to vote at the meeting.

Q:	What stockholder approvals are required to approve the proposals?

A:	Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting, and ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Q:	What do I do if I want to change my vote?

A:	Send a later-dated, signed proxy card to our Secretary prior to the date of the annual meeting or attend the annual meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary at our address which is provided above.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares?

A:	If you do not provide your broker with instructions on how to vote your street name shares, your broker will be able to vote them on the election of directors and the ratification of the appointment of our independent registered public accounting firm. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Stockholders are urged to use telephone or Internet voting if their broker has provided them with the opportunity to do so. See your voting instruction form for instructions. If your broker holds your shares and you attend the annual meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Chimera Investment Corporation
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (646) 454-3759
Facsimile: (212) 696-9809
Email: investor@chimerareit.com
Attention: Investor Relations

Q:	How will voting on any other business be conducted?

A:	Other than the two proposals described in this proxy statement, we know of no other business to be considered at the annual meeting. If any other matters are properly presented at the meeting, your signed proxy card authorizes Matthew Lambiase, our Chief Executive Officer and President, and A. Alexandra Denahan, our Secretary, to vote on those matters according to their best judgment.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services LLC, the independent Inspector of Elections, will count the votes.

Q:	What does it mean if I receive more than one proxy card?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many shares can vote?

A:	As of the record date, 37,744,918 shares of common stock were issued and outstanding. Holders of our common stock are entitled to one vote per share for each matter before the meeting.

Q:	Who can attend the annual meeting?

A:	All stockholders of record as of March 27, 2008 can attend the annual meeting, although seating is limited. If your shares are held through a broker and you would like to attend, please either (1) write us at Investor Relations, Chimera Investment Corporation, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@chimerareit.com, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker). In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Q:	Will our External Manager be present at the Meeting?

A:	Fixed Income Discount Advisory Company, which we refer to as our Manager or FIDAC, will be present at the meeting.

Q:	When are stockholder proposals due for the 2009 annual meeting?

A:	If you are submitting a proposal to be included in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal no later than December 4, 2008.

Q:	How will we solicit proxies for the annual meeting?

A:	We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders. In addition to solicitation by mail, some of our directors and officers and our Manager’s employees may, without extra pay, make additional solicitations by telephone or in person. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

OUR ANNUAL MEETING

     We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at our annual meeting.

Date, Time and Place of the Annual Meeting

     We will hold our annual meeting on Tuesday, May 20, 2008, at 11:00 a.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036.

Purpose of the Annual Meeting

     At the annual meeting, we are asking holders of record of our common stock to consider and vote on the following proposals:

  election of two directors for a term of three years each;

  ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

  any matters as may properly come before our annual meeting or any adjournment or postponement thereof.

Stockholder Record Date

     Only holders of record of our common stock at the close of business on March 27, 2008, the record date, are entitled to notice of and to vote at the annual meeting. On the record date, approximately 37,744,918 shares of our common stock were issued and outstanding.

Voting Rights

     Our stockholders are entitled to one vote per share of common stock held as of the record date for the annual meeting.

Quorum; Effect of Abstention and Broker “Non-Votes”

     A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy. Since there were 37,744,918 eligible votes as of the record date, we will need at least 18,872,460 votes present in person or by proxy at the annual meeting for a quorum to exist. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share.

     Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. An abstention will not count “for” or “against” the election of directors or the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

     A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under New York Stock Exchange rules, brokers that hold shares of our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers. Broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. If a stockholder owns shares through a broker and attends the annual meeting, the stockholder should bring a letter from that stockholder’s broker identifying that stockholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

     Broker non-votes will not count “for” or “against” the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Votes Required To Approve the Proposals

     Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Voting of Proxies

     All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the election of directors and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

     The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies.

     We do not expect that any matter other than the proposals described above will be brought before the annual meeting. If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

Revocability of Proxies

     Submitting a proxy on the enclosed form will not preclude you from voting in person at the annual meeting. You may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the annual meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

     We will pay the expenses incurred in connection with the printing and mailing of this proxy statement. In addition to solicitation by mail, our directors and officers and our Manager’s employees, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. We will bear the total cost of soliciting proxies.

     We will mail or send an electronic copy of this proxy statement to each holder of record of our common stock on the record date.

     Stockholders have the option to vote over the internet or by telephone. Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

     In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at Chimera Investment Corporation, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Investor Relations, by emailing us at investor@chimerareit.com, or by calling us at (646) 454-3759, and we will promptly deliver to the7 stockholder the requested annual report or proxy statement. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Postponement or Adjournment of Meeting

     If a quorum is not present or represented, our bylaws permit a majority of stockholders entitled to vote at the annual meeting, present in person or represented by proxy, to postpone or adjourn the meeting, without notice other than an announcement.

Annual Meeting Admission Procedures

     You should be prepared to present valid government-issued photo identification for admittance at the annual meeting. In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting. If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Voting

     You will only be entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on the record date, March 27, 2008. There were 37,744,918 shares of common stock outstanding on the record date, and each stockholder will be entitled to one vote at the meeting for each share registered in the stockholder’s name on the record date. Holders of common stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the annual meeting in accordance with the directions given. Regarding the election of directors to serve until the 2011 annual meeting of stockholders, in voting by proxy, you may vote in favor of all the nominees, withhold your vote as to all the nominees or withhold your vote as to specific nominees. With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year, you may vote in favor of the proposal or against the proposal, or you may abstain from voting. You should specify your choices on the enclosed form of proxy.

     If you do not provide specific instructions on all the matters to be acted upon, the shares represented by a signed proxy will be voted “FOR” the election of all nominees and “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

     Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast.

PROPOSAL I ELECTION OF DIRECTORS

     At the annual meeting, the stockholders will vote to elect two class I directors, whose terms will expire at our annual meeting of stockholders in 2011, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

     The persons named in the enclosed proxy will vote to elect Mark Abrams and Paul Donlin as class I directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MARK ABRAMS AND PAUL DONLIN AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2011 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

Directors

     We have three classes of directors. Our class I directors to be elected at this year’s meeting will serve until our annual meeting of stockholders in 2011, our class II directors will serve until our annual meeting of stockholders in 2009; and our class III directors will serve until our annual meeting of stockholders in 2010. Set forth below are the names and certain information on each of our directors.

Class I Directors

     Paul Donlin, age 46, was appointed as one of our Class I Directors and our Nonexecutive Chairman of the Board of Directors on November 15, 2007. Mr. Donlin recently left Citigroup after a career that spanned 21 years. For the past 10 years at Citigroup, Mr. Donlin was in the securitization business, with his most recent position being the Head of Global Securitization in the Global Securitized Markets Business within Fixed Income. Earlier in his career at Citicorp, Mr. Donlin managed the Structured Finance and Advisory Unit of Citicorp’s Private Bank. Mr. Donlin has an M.B.A. from Harvard University and a B.S. from Georgetown University.

     Mark Abrams, age 59, was appointed as one of our Class I Directors on November 15, 2007. Mr. Abrams has served as Chief Investment Officer of the Presidential Life Insurance Company since November 2003 and as Executive Vice President since 2005. He was Senior Vice President of the Presidential Life Insurance Company from 2001 to 2005. Before that, Mr. Abrams served as Vice President of the Presidential Life Insurance Company since October 1994. Mr. Abrams currently serves as a director of Presidential Life Insurance Company. Mr. Abrams has a B.A. from Hobart College.

Class II Directors

     Paul A. Keenan, age 41, was appointed as one of our Class II Directors on November 15, 2007. Mr. Keenan has been with Kelley, Drye and Warren LLP since 2002 and is a partner and the head of Real Estate Finance at the law firm. Mr. Keenan has a J.D. from Seton Hall University and a B.A. from Rutgers, the State University of New Jersey.

     Matthew Lambiase, age 41, is our President and Chief Executive Officer, and one of our Class II Directors. He is Executive Vice President, Structured Products for Annaly Capital Management, Inc., or Annaly, and our Manager, and a member of our Manager’s Investment Committee. He joined these companies in June 2004. Before joining Annaly and FIDAC, Mr. Lambiase was a Director in Fixed Income Sales at Nomura Securities International, Inc. Over his 11 year employment at Nomura, Mr. Lambiase was responsible for the distribution of commercial and residential mortgage-backed securities to a wide variety of institutional investors. Mr. Lambiase also held positions at Bear, Stearns & Company as Vice President in Institutional Fixed Income Sales and as a mortgage analyst in the Financial Analytics and Structured Transaction Group. Mr. Lambiase has a Bachelors Degree in Economics from the University of Dayton.

Class III Directors

     Jeremy Diamond, age 44, is our Class III Director. He is also a Managing Director for FIDAC and Annaly and a member of our Manager’s Investment Committee. He joined Annaly and FIDAC in March 2002. From 1990 to 2002 he was President of Grant’s Financial Publishing, a financial research company and publisher of Grant’s Interest Rate Observer. In addition to his responsibilities as principal business executive, Mr. Diamond conducted security analysis and financial market research. Mr. Diamond began his career as an analyst in the investment banking group at Lehman Brothers. Mr. Diamond has an M.B.A. from the Anderson School at UCLA and a Bachelors Degree from Princeton University.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

     We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including corporate governance guidelines, code of business conduct and ethics, and charters for our audit committee, compensation committee and nominating and corporate governance committee.

Independence of Our Directors

     New York Stock Exchange rules require that at least a majority of our directors be independent of our company and management. The rules also require that our board of directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with New York Stock Exchange rules. Our board of directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management. This review has included examining the relationship of Mr. Donlin with our Manager. Our Manager manages a separate account on a discretionary basis for Mr. Donlin. This account has the same investment objectives and similar management fees as other separate accounts and funds managed by our Manager, and this account amounts to less than 0.1% of the assets managed by our Manager. In light of the routine nature of these transactions, the size of the separate account as compared to the assets managed by our Manager, and the passive nature of Mr. Donlin’s role as an investor in the separate account, our board of directors determined that this relationship was not material and that Mr. Donlin is “independent” within the meaning of the rules of the New York Stock Exchange.

     As a result of this review, our board of directors, based upon the fact that none of our non-employee directors have any material relationships with us other than as directors and holders of our common stock, affirmatively determined that three of our directors are independent directors under New York Stock Exchange rules. Our independent directors are Mark Abrams, Paul Donlin and Paul A. Keenan. Jeremy Diamond and Matthew Lambiase are not considered independent because they are employees of our Manager.

Board Committees and Charters

     Code of Business Conduct and Ethics

     We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all our employees, officers and directors, as well as to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf.

     Corporate Governance Guidelines

     We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

     Other Charters

     Our compensation committee, audit committee and nominating and corporate governance committee have also adopted written charters which govern their conduct.

     Where You Can Find These Documents

     Our Code of Business Conduct and Ethics, Corporate Governance Principles, Compensation Committee Charter, Audit Committee Charter and Nominating and Corporate Governance Committee Charter are available on our website (www.chimerareit.com). We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Chimera Investment Corporation, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

     Compensation Committee

     Our board of directors has established a compensation committee, which is composed of each of our independent directors, Messrs. Donlin, Abrams and Keenan. Mr. Keenan chairs the compensation committee, whose principal functions are to:

  evaluate the performance of our officers;

  evaluate the performance of our Manager;

  review the compensation and fees payable to our Manager under our management agreement;

  recommend to the board of directors the compensation for our independent directors; and

  administer the issuance of any securities under our equity incentive plan to our executives or the employees of our Manager.

For additional information on the compensation committee, please see “Compensation Committee Report” below.

     Audit Committee

     Our board of directors has established an audit committee, which is composed of each of our independent directors, Messrs. Donlin, Abrams and Keenan. Mr. Abrams chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is “financially literate” under the rules of the NYSE. The committee assists the board in overseeing:

  our accounting and financial reporting processes;

  the integrity and audits of our financial statements;

  our compliance with legal and regulatory requirements;

  the qualifications and independence of our independent registered public accounting firm; and

  the performance of our independent registered public accounting firm and any internal auditors.

     The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

     Our board of directors has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

     Nominating and Corporate Governance Committee

     Our board of directors has established a nominating and corporate governance committee, which is composed of each of our independent directors, Messrs. Donlin, Abrams and Keenan.

Mr. Donlin chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the nominating and corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

     Our board of directors has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules.

     Our nominating and corporate governance committee currently considers the following factors in making its recommendations to the board of directors: background, skills, expertise, accessibility and availability to serve effectively on the board of directors. Our nominating/corporate governance committee also conducts inquiries into the background and qualifications of potential candidates. The nominating and corporate governance committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Secretary.

     Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating and corporate governance committee considers various potential candidates for director. Candidates may come to the attention of our nominating and corporate governance committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating and corporate governance committee, and may be considered at any point during the year. As described above, our nominating and corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating and corporate governance committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating and corporate governance committee. Our nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

     Communications with the Board of Directors

     Interested persons may communicate their complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

Chimera Investment Corporation
[Addressee*]
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (646) 454-3759
Facsimile: (212) 696-9809
Email: investor@chimerareit.com
Attention: Investor Relations

*	Audit Committee of the Board of Directors
*	Compensation Committee of the Board of Directors
*	Nominating and Corporate Governance Committee of the Board of Directors
*	Non-Management Directors
*	Name of individual director

     These communications are sent by us directly to the specified addressee.

     We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director.

     Board and Committee Meetings

     Since we began operations on November 21, 2007, we did not have any board of directors or committee meetings in 2007.

     Meetings of Non-Management Directors

     Our corporate governance guidelines require that the board have at least four regularly scheduled meetings each year for our non-management directors. These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Paul Donlin or Mark Abrams.

MANAGEMENT

     The following sets forth certain information with respect to our named executive officers:

Name	Age	Position Held with Us
Matthew Lambiase	41	Chief Executive Officer, President and Director
Christian J. Woschenko	47	Head of Investments
William B. Dyer	61	Head of Underwriting
A. Alexandra Denahan	37	Chief Financial Officer and Secretary

     Biographical information on Mr. Lambiase is provided above. Certain biographical information for Mr. Woschenko, Mr. Dyer and Ms. Denahan is set forth below.

     Christian J. Woschenko is our Manager’s Executive Vice President and serves as our Head of Investments. Before joining FIDAC in August 2007, Mr. Woschenko worked at PHH Mortgage since 2005 with responsibilities for arranging, modeling and pricing the securitizations of their non-Agency residential mortgage production. He was a member of both PHH’s Credit Committee and Interest Rate Risk Committee. Previously, Mr. Woschenko was employed as Senior Mortgage Credit Trader at RBC Capital, Senior Asset Backed Securities Banker at BB&T Capital Markets and as a Principal in Mortgage Trading at Mariner Capital Management. Mr. Woschenko has a Bachelors Degree in Accounting from Widener University.

     William B. Dyer is our Manager’s Executive Vice President and serves as our Head of Underwriting. Before joining FIDAC in August 2007, Mr. Dyer was Vice President, Credit Risk Management for PHH Mortgage Corporation from 1997 where his responsibilities included supervision of the Credit Solutions Department. Mr. Dyer was Vice President at the Fixed-Income Division of Nomura Asset Capital Corporation from 1994 to 1997, where he managed deal-related activities critical for the securitization or sale of the mortgage loans. Mr. Dyer has an M.B.A. from St. John’s University and a Bachelor of Science from St. Francis College.

     A. Alexandra Denahan is our Chief Financial Officer and Secretary, and the Controller of Annaly and FIDAC. Before joining Annaly and FIDAC in October 2002, Ms. Denahan was a business consultant in Fort Lauderdale, Florida. Ms. Denahan has an M.B.A. and Bachelors Degree in Accounting from Florida Atlantic University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CHIMERA

     The following table sets forth certain information as of March 27, 2008 relating to the beneficial ownership of our common stock by (i) all persons that we know beneficially own more than 5% of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended. Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

     Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

	Shares
Beneficial Owner	Owned	Percentage
Matthew Lambiase(1)	90,000	*
Christian J. Woschenko(2)	90,000	*
William B. Dyer(3)	70,000	*
A. Alexandra Denahan(4)	70,000	*
Mark Abrams(5)	3,000	*
Jeremy Diamond(6)	70,000	*
Paul Donlin(7)	3,324	*
Paul A. Keenan(8)	3,324	*
All Directors, Director Nominees and Officers As a Group	399,648	1.1%
Annaly Capital Management, Inc.(9)	3,621,581	9.6%
LMM LLC; Legg Mason Capital Management, Inc.; and Legg Mason Special	6,214,675	16.5%
Investment Trust, Inc.(10)
Marc C. Cohodes(11)	3,618,057	9.6%
FMR LLC (12)	3,589,266	9.5%
Capital Research Global Investors(13)	2,239,800	5.9%

* Less than 1 percent.

(1)	Mr. Lambiase, our Chief Executive Officer, President and one of our directors, is the beneficial owner of 90,000 shares of restricted common stock which vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008. Includes 4,500 shares of restricted common stock under our equity incentive plan that has vested within 60 days after March 27, 2008 and 85,500 shares which vest more than 60 days after March 27, 2008.

(2)	Mr. Woschenko, our Head of Investments, is the beneficial owner of 90,000 shares of restricted common stock which vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008. Includes 4,500 shares of restricted common stock under our equity incentive plan that has vested within 60 days after March 27, 2008 and 85,500 shares which vest more than 60 days after March 27, 2008.

(3)	Mr. Dyer, our Head of Underwriting, is the beneficial owner of 70,000 shares of restricted common stock which vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008. Includes 3,500 shares of restricted common stock under our equity incentive plan that has vested within 60 days after March 27, 2008 and 66,500 shares which vest more than 60 days after March 27, 2008.

(4)	Ms. Denahan, our Chief Financial Officer and Secretary, is the beneficial owner of 70,000 shares of restricted common stock which vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008. Includes 3,500 shares of restricted common stock under our equity incentive plan that has vested within 60 days after March 27, 2008 and 66,500 shares which vest more than 60 days after March 27, 2008.

(5)	Mr. Abrams is one of our directors.

(6)	Mr. Diamond, one of our directors, is the beneficial owner of 70,000 shares of restricted common stock which vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008. Includes 3,500 shares of restricted common stock under our equity incentive plan that has vested within 60 days after March 27, 2008 and 66,500 shares which vest more than 60 days after March 27, 2008.

(7)	Mr. Donlin is one of our directors.

(8)	Mr. Keenan is one of our directors.

(9)	Annaly owns our Manager. The address for this stockholder is 1211 Avenue of the Americas, New York, NY 10036. Based solely on information contained in a Schedule 13D filed by Annaly Capital Management, Inc. on November 30, 2007.

(10)	The address for these stockholders is 100 Light Street, Baltimore, MD 21202. Based solely on information contained in a Schedule 13G filed jointly by LMM LLC, Legg Mason Capital Management, Inc. and Legg Mason Special Investment Trust, Inc. on February 14, 2008. LMM LLC has shared voting and dispositive power over 3,300,000 shares of common stock. Legg Mason Capital Management, Inc. has shared voting and dispositive power over 2,914,675 shares of common stock. Legg Mason Special Investment Trust, Inc. has shared voting and dispositive power over 2,400,000 shares of common stock

(11)	The address for this stockholder is c/o Copper River Management, L.P., 12 Linden Place, Second Floor, Red Bank, New Jersey 07701. Based solely on information contained in a Schedule 13G filed by Marc C. Cohodes on February 11, 2008. The shares shown as beneficially owned by Marc C. Cohodes reflect shares of common stock held by Copper River Partners, L.P., a New York limited partnership ("Copper River"), and the other investment funds and accounts over which Marc C. Cohodes holds investment control and voting control with respect to their investments (collectively the "Funds"). Mr. Cohodes by virtue of his position as (i) a managing partner of Copper River, and (ii) the managing member of Copper River Management, L.L.C., the investment advisor to the Funds, possesses the sole power to vote and the sole power to direct the disposition of all 3,618,057 of these shares.

(12)	This information is based solely on a Schedule 13G dated February 14, 2008 filed by FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G reports that FMR LLC has sole dispositive power over 3,589,266 shares and sole voting power over 253,900 shares, and that Edward C. Johnson III has sole dispositive power over 3,589,266 shares.

(13)	The address for this stockholder is 333 South Hope Street, Los Angeles, CA 90071. Based solely on information contained in a Schedule 13G filed by Capital Research Global Investors on February 11, 2008. Capital Research Global Investors has sole dispositive power and voting power over 2,239,800 shares of common stock by as a result it acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program and Philosophy

     We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. All of our named executive officers are employees of our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, perquisites or other personal benefits to them. We have no arrangements to make payments to our named executive officers upon their termination from service as our officers.

     Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options or other types of performance awards to our named executive officers pursuant to our equity incentive plan. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

     We believe our compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our directors and management that rewards success in achieving these goals. Since we do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Manager’s employees with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time. We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

     Our equity incentive plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

     Our equity incentive plan also permits the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

     We may also grant unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, under our equity incentive plan. The compensation committee may also grant shares of our common stock, stock appreciation rights, performance awards, dividend equivalent rights, and other stock and non-stock-based awards under the incentive plan. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than 10 years after the date of grant.

     Our equity incentive plan provides that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plan if there is a change in control of us.

     The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to executives under our equity incentive plan. The compensation committee does not explicitly set future award levels/opportunities on the basis of what the executives earned from prior awards. While the compensation committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as the individual’s position, his or her contribution to our performance, market practices as well as the recommendations of our Manager.

     We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

     We have designed our compensation policy in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders. We seek to achieve this objective through the granting of restricted stock under our equity incentive plan. Consistent with our view that this component of compensation is designed to provide long term incentives, we expect the restricted stock to vest in equal installments over four, five or ten year periods from the date of grant. Consistent with the foregoing, the initial grants of restricted stock we made in 2008 have a vesting period of ten years.

Tax Considerations

     Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year. There are certain exceptions for qualified performance-based compensation in accordance with the Code and corresponding regulations. We expect our equity plan awards paid to our executive officers will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m), but do not expect any non-performance based equity awards such as time vested restricted stock or stock units to qualify for such treatment. However, given the fact that we are presently externally managed by our external manager and the only compensation that currently may be paid to our executive officers are long-term incentive awards pursuant to our equity incentive plan, it is unlikely that Section 162(m) will have any material effect on us.

Compensation Committee Report

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Paul Donlin                Mark Abrams                Paul Keenan

Compensation in 2007

     We did not pay any compensation of any sort to our named executive officers during the year ended December 31, 2007. Nor did we make any grants of plan-based awards of any kind to our named executive officers during the year ended December 31, 2007. None of our named executive officers received any options or stock prior to December 31, 2007. We do not provide any of our executive officers with pension benefits, nor do we provide any executive officers with nonqualified deferred compensation plans. We have not entered into any employment agreements with any persons, and are not obligated to make any payments upon termination of employment or a change in control of us.

COMPENSATION OF DIRECTORS

     We compensate only those directors who are independent under the NYSE listing standards. Any member of our board of directors who is also an employee of our Manager is referred to as an excluded director. Each excluded director does not receive additional compensation for serving on our board of directors. Each independent director receives an annual fee for their services of $45,000. The chair of our audit committee receives an additional annual fee of $10,000 for his service in such capacity. Each independent director receives a fee of $500 for attendance at every in-person meeting of the board of directors or committee of the board of directors and a fee of $250 for attendance at every telephonic meeting of the board of directors or committee of the board of directors. Fees to our non-excluded directors are paid in cash or shares of our common stock at the election of each director. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

     Our non-excluded directors are eligible to receive restricted common stock, option and other stock-based awards under our equity incentive plan.

Director Summary Compensation Table

     The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2007.

					Change in
					Pension
				Non-Equity	Value and
	Fees			Incentive	Deferred
	Earned			Plan	Compen-	All Other
	or Paid in	Stock	Option	Compen-	sation	Compen-
Name	Cash (1)	Awards	Awards	sation	Earnings	sation	Total

Mark Abrams	$7,082	-	-	-	-	-	$7,082

Paul Donlin	$5,794	-	-	-	-	-	$5,794

Paul A. Keenan	$5,794	-	-	-	-	-	$5,794

(1)	Reflects fees we paid each independent director from the date of their appointment as director on November 15, 2007 to December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

     We entered into a management agreement with FIDAC, our Manager, in connection with our initial public offering. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors.

     We pay our Manager a base management fee quarterly in arrears in an amount equal to 1.75% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount is adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The base management fee will be reduced, but not below zero, by our proportionate share of any CDO base management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs. The base management fee is payable independent of the performance of our investment portfolio. If we invest in any collateralized debt obligation or investment fund managed by our Manager or any of its affiliates, then the annual base management fee payable by us to our Manager is reduced by an amount equal to the base management fee allocable to the equity supporting our investment in such collateralized debt obligation or investment fund, except in cases where our Manager or any of its affiliates does not receive a fee in connection with the management of such collateralized debt obligation or investment fund.

     We incurred expenses to our Manager under the Management Agreement of an aggregate of approximately $1.2 million for the period from November 15, 2007 through December 31, 2007.

     In addition to the base management fee, our Manager is entitled to receive quarterly incentive compensation in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter and (2) 0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter and the previous three quarters. For the initial four quarters following this offering, Core Earnings and the LIBOR rate will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings and LIBOR rate for the initial quarter will each be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The incentive management fee is reduced, but not below zero, by our proportionate share of any CDO incentive management fees that FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs.

     We did not pay our Manager an incentive fee in 2007.

     In addition, we also reimburse our Manager for expenses it incurs related to Chimera, including legal, accounting, due diligence and other services, but excluding the salaries and other compensation of our Manager’s employees. Our Manager has waived its right to require us to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Purchases of Common Stock by Affiliates

     Annaly, the owner of our Manager, purchased 3,621,581 shares of stock concurrent with our initial public offering at the same price paid by other investors in our initial public offering.

Other Relationships

     Matthew Lambiase, our President and Chief Executive Officer, one of our directors and the Executive Vice President, Structured Products for Annaly and our Manager, is the son of one of Annaly’s directors, John A. Lambiase. A. Alexandra Denahan, our Chief Financial Officer and Secretary and the Controller of Annaly and our Manager, is the sister of Wellington J. Denahan-Norris, the Vice Chairman of Annaly and Chief Investment Officer and Chief Operating Officer of Annaly and our Manager.

Approval of Related Person Transactions

Our code of business conduct and ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest with regard to our interests. The code prohibits us from entering into a business relationship with an immediate family member or with a company that the employee or immediate family member has a substantial financial interest unless such relationship is disclosed to and approved in advance by our board of directors.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine it necessary, discuss any reported transactions with the entire board of directors. We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis. If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

In addition, we will not invest in any collateralized debt obligation or security structured or managed by our Manager or any of its affiliates unless the investment is approved in advance by a majority of our independent directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee is comprised solely of the following independent directors: Messrs. Donlin, Abrams and Keenan. None of them has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his service as a director.

EQUITY COMPENSATION PLAN INFORMATION

     We have adopted an equity incentive plan to provide incentives to our independent directors, employees of our Manager and its affiliates, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

     The following table provides information as of December 31, 2007, concerning shares of our common stock authorized for issuance under our existing equity incentive plan.

Number of securities
remaining available
for future issuance
	Number of securities to	Weighted-average	under Incentive
	be issued upon exercise	exercise price of	Plan (excluding
Plan Category	of outstanding options	outstanding options	previously issued)

Incentive Plan approved
by shareholders	-	-	3,016,445(1)(2)
Incentive Plan not
approved by	-	-	-
shareholders
Total			3,016,445

(1)	Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 8% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of 40,000,000 shares available for issuance under the plan.

(2)	The amount does not give effect to the 1,301,000 shares of restricted common stock which we issued to our Manager’s employees and to our independent directors in 2008. Each independent director was granted

3,000 shares of our restricted common stock which fully vest on the date of grant. The restricted common stock granted to our executive officers and other employees of our Manager vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008, or all outstanding unvested shares will fully vest on the death of the individual.

REPORT OF THE AUDIT COMMITTEE

     Since the consummation of our initial public offering, we have had an audit committee composed entirely of non-employee directors. The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange. The board of directors has determined that Mr. Abrams is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Committee did not meet in 2007 since we commenced operations on November 21, 2007. The audit committee has adopted a written charter outlining the practices it follows. A full text of our audit committee charter is available for viewing on our website at www.chimerareit.com. Any changes in the charter or key practices will be reflected on our website.

     Our audit committee will meet with the Chief Financial Officer and our independent registered public accounting firm on a quarterly basis. The audit committee’s agenda is established by the audit committee’s chairman. The audit committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and the independent registered public accounting firm, overall audit scope and plans, the results of external audit examination, evaluations by the independent registered public accounting firm of our internal controls and the quality of our financial reporting.

     The audit committee has reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, and have expressed to both management and registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

     In its meetings with representatives of the independent registered public accounting firm, the audit committee asks them to address, and discusses their responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions include:

  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the registered public accounting firm themselves prepared and been responsible for the financial statements?

  Based on the registered public accounting firm’s experience, and their knowledge of us, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

  Based on the registered public accounting firm’s experience, and their knowledge of us, have we implemented internal controls that are appropriate?

     The audit committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

     The audit committee also discussed with the independent registered public accounting firm other matters required to be discussed by the registered public accounting firm with the audit committee under the standards of Public Company Accounting Oversight Board (United States) (required communication with the audit committee). The audit committee received and discussed with the registered public accounting firm their annual written report on their independence from us and our management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the registered public accounting firm whether the provision of non-audit services is compatible with the registered public accounting firm’s independence.

     In performing all of these functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year end.

     In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the current members of the audit committee:

Paul Donlin            Mark Abrams            Paul Keenan

PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The accounting firm of Deloitte & Touche LLP and its affiliated entities, or D&T, has served as our independent registered public accounting firm since our formation in June 2007. During this time, it has performed accounting and auditing services for us. We expect that representatives of D&T will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of D&T is not ratified, our audit committee will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2008.

Relationship with Independent Registered Public Accounting Firm

     In addition to performing the audits of our financial statements and management’s assessment of the effectiveness of the internal control over financial reporting, D&T provided audit-related services for us during 2007, our first year of operations. The aggregate fees billed for 2007 for each of the following categories of services are set forth below:

     Audit Fees: The aggregate fees billed by D&T for audits and reviews of our 2007 financial statements were $226,180.

     Audit-Related Fees: The aggregate fees billed by D&T for audit-related services during 2007 were $114,400. The audit-related services in 2007 principally included due diligence and accounting consultation relating to our initial public offering.

     Tax Fees: D&T did not perform tax services for us during 2007.

     All Other Fees: D&T did not perform any other kinds of services for us during 2007, and we did not pay D&T any additional fees.

     The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by D&T. Specifically, the audit committee pre-approved the use of D&T for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request D&T to undertake to provide assurances on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services which we would obtain from D&T, and required management to report the specific engagements to the audit committee on a quarterly basis, and also obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to D&T during the then current fiscal year. Our audit committee approved the hiring of D&T to provide all of the services detailed above prior to D&T’s engagement. None of the services related to the Audit-Related Fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during the fiscal year ended December 31, 2007, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

ACCESS TO FORM 10-K

     On written request, we will provide without charge to each record or beneficial holder of our common stock as of March 27, 2008 a copy of our annual report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. You should address your request to Investor Relations, Chimera Investment Corporation, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email your request to us at investor@chimerareit.com.

     We make available on our website, www.chimerareit.com, under “Financial Information/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

STOCKHOLDER PROPOSALS

     For a stockholder proposal to be included in the proxy statement for our 2009 annual meeting, including a proposal for the election of a director, the proposal must have been received by us at our principal offices no later than December 4, 2008. In addition, if a shareholder proposal is not received by us on or before February 17, 2009, it will not be considered or voted on at the 2009 annual meeting.

OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

CHIMERA INVESTMENT CORPORATION
Annual Meeting of Stockholders – May 20, 2008

     Revoking all prior proxies, the undersigned hereby appoints Matthew Lambiase and A. Alexandra Denahan, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Chimera Investment Corporation (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, commencing at 11:00 a.m., New York time, on Tuesday, May 20, 2008, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE CURRENT FISCAL YEAR. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

IF YOU WISH TO ATTEND THE ANNUAL MEETING YOU MUST BRING A VALID, GOVERNMENT-ISSUED PHOTO IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR A PASSPORT. SECURITY MEASURES WILL BE IN PLACE AT THE MEETING TO HELP ENSURE THE SAFETY OF ATTENDEES. METAL DETECTORS SIMILAR TO THOSE USED IN AIRPORTS WILL BE LOCATED AT THE ENTRANCE TO THE AUDITORIUM AND BRIEFCASES, HANDBAGS AND PACKAGES WILL BE INSPECTED. NO CAMERAS OR RECORDING DEVICES OF ANY KIND, OR SIGNS, PLACARDS, BANNERS OR SIMILAR MATERIALS, MAY BE BROUGHT INTO THE MEETING. ANYONE WHO REFUSES TO COMPLY WITH THESE REQUIREMENTS WILL NOT BE ADMITTED.

You can now access your Chimera Investment Corporation account online.

Access your Chimera Investment Corporation stockholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, Transfer Agent for Chimera Investment Corporation, now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark
Here for
Address
Change or
Comments

SEE
REVERSE
SIDE

WITHHOLD
1.	To Elect two directors,	FOR	AUTHORITY
	01 Mark Abrams	All nominees
	02 Paul Donlin	listed (except
		as marked to	To vote for all
	For terms of three years each;	the contrary)	nominees listed

	(Instructions: To withhold authority to vote for either nominee, write that nominee’s name in the space provided below.)	☐	☐

		FOR	AGAINST	ABSTAIN
	2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the 2008 fiscal year.	☐	☐	☐

3. To act upon such other matters as may properly come before our Annual Meeting or any adjournment or postponement thereof.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirectSM at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through the enrollment.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
PLEASE CHECK
HERE IF YOU PLAN
TO ATTEND THE
ANNUAL MEETING

Signature___________________________ Signature ___________________________
Date______________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
1-866-540-5760
http://www.proxyvoting.com/cim		Use any touch-tone telephone		Mark, sign and
Use the internet to vote your proxy.	OR	to vote your proxy. Have	OR	date your proxy
Have your proxy card in hand when		your proxy card in hand when		card and return it
you access the web site.		you call.		in the enclosed
postage-paid
envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.